FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2020

HC2 HOLDINGS, INC.

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 29th Floor
New York, NY 10022
(Address of principal executive offices)

(212) 235-2690
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HCHC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

This Current Report on Form 8-K (“Form 8-K”) is being filed to reflect certain retrospective revisions for the discontinued operations and changes in reportable segments that have been made to the consolidated financial statements of HC2 Holdings, Inc. (“HC2” or the “Company”) in its Annual Report on Form 10-K for the year ended December 31, 2019 that were previously filed with the Securities and Exchange Commission by HC2 on March 16, 2020 (the “2019 Form 10-K”).

On February 28, 2020, the Company completed the previously announced sale, through its indirect subsidiary Global Marine Holdings, LLC ("GMH") in which the Company holds an approximately 73% controlling interest, of 100% of the shares of Global Marine Group ("GMSL") to Trafalgar AcquisitionCo, Ltd. and an affiliate of J.F. Lehman & Company, LLC. The GMSL business met the criteria to be reported as discontinued operations because it was a strategic shift in business that had a major effect on the Company's operations and financial results. Therefore, the Company is reporting the historical results of GMSL, including the results of operations and cash flows as discontinued operations, and related assets and liabilities were retrospectively reclassified as assets and liabilities held for sale for all periods presented herein. Unless otherwise noted, the accompanying Notes to the Consolidated Financial Statements have all been revised to reflect the effect of the separation of GMSL and have been revised accordingly to reflect continuing operations only. Adopted in the presentation in the Form 10-Q for the quarterly period ended March 31, 2020, filed on May 11, 2020 (the "Q1 2020 Form 10-Q"), as a result of the sale of GMSL, and in accordance with ASC 280, the Company no longer considers the results of operations and Balance Sheets of GMH and its subsidiaries as a separate segment. Formerly included as part of the Marine Services segment, these entities were reclassified to the Other segment.

Additionally, in connection with the preparation of our recasted Consolidated Financial Statements included herein to reflect the discontinued operations of Global Marine Holdings, Ltd., we identified an immaterial error in the calculation of basic and diluted loss per share under the two-class method for the year ended December 31, 2019, whereby the loss was not allocated to only common shares during a period of net loss, resulting in an understatement of loss by $0.04 per common shareholder. This adjustment has been reflected in our recasted Consolidated Financial Statements for the year ended December 31, 2019.

In order to preserve the nature and character of the disclosures set forth in HC2's 2019 Form 10-K, the items included in this Form 8-K have been updated for matters relating specifically to the GMSL business as discontinued operations, realignment of HC2’s reportable segments, and the correction of error, as described above. This Form 8-K does not reflect other events occurring after the filing date of the 2019 Form 10-K, except as otherwise reflected in Exhibit 99.1. This Form 8-K should be read in conjunction with the 2019 Form 10-K (other than the portions of the sections updated hereby) and SEC filings made by HC2 subsequent to the filing of the 2019 Form 10-K, including the Q1 2020 Form 10-Q and the Form 10-Q for the quarterly period ended June 30, 2020 filed on August 10, 2020. Item 9.01 of this Current Report on Form 8-K revises certain information contained in HC2's 2019 Form 10-K to reflect discontinued operations, the changes in reportable segments and other items reflected in Exhibit 99.1. In particular, Exhibit 99.1 contains revised information in portions of the following sections of the 2019 Form 10-K: Part I, Item 1 “Business”, Part I, Item 2 “Properties”, Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part II, Item 8 “Financial Statements and Supplementary Data”.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Item No.	Description
23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.
99.1
Part I, Item 1: Business; Part I, Part I, Item 1: Business; Part I, Item 2: Properties; Part II, Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations; Part II, Item 8: Financial Statements and Supplementary Data. 2: Properties; Part II, Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations; Part II, Item 8: Financial Statements and Supplementary Data.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2020

HC2 Holdings, Inc. (Registrant)

By:	/s/ Michael J. Sena
Name: Michael J. Sena
Title: Chief Financial Officer